Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

MISONIX, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) has been adopted by Bioventus Inc., a Delaware corporation, as the sole member (the “Member”) of Misonix, LLC, a Delaware limited liability company (f/k/a Oyster Merger Sub II, LLC; the “Company”), effective as of October 29, 2021.

WHEREAS, the Company was formed on July 27, 2021 pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (the “Act”) and the Member and the Company entered into the Limited Liability Company Agreement of the Company, effective as of July 27, 2021 (the “Original LLC Agreement”), and

WHEREAS, the Member has authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Member hereby amends and restates the Original LLC Agreement in its entirety as follows:

1.    Formation. A certificate of formation of the Company (the “Certificate”) was executed and filed with the Office of the Secretary of State of the State of Delaware on July 27, 2021, which was amended by a certificate of merger of Misonix, Inc., a Delaware corporation, with and into the Company (f/k/a Oyster Merger Sub II, LLC), executed and filed with the Office of the Secretary of State of the State of Delaware on October 29, 2021.

2.    Name. The name of the Company shall be “Misonix, LLC”, or such other name as the Member (as defined below) may from time to time hereafter designate.

3.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

4.    Purpose. The Company is formed for the purpose of engaging in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the power to engage in all activities and transactions which the Member deems necessary or advisable in connection with the foregoing.

5.    Offices.

(a)    The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from, such place or places as the Member may designate from time to time.

(b)    The registered office of the Company in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Member may from time to time change the registered agent or office by an amendment to the Certificate.

6.    Member. Bioventus Inc. is the sole member of the Company.

7.    Term. The term of the Company commenced on the date of filing of the Certificate in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Section 13 of this Agreement and a certificate of cancellation is filed in accordance with the Act.

8.    Management. The Member shall be authorized to make all decisions and to take all actions it determines necessary, advisable or desirable relating to the business, affairs, investments, and properties of the Company including, without limitation, the formation of or investment in, such subsidiary or affiliate companies of the Company as it determines advisable or desirable.

9.    Capital Contributions. The Member may make capital contributions to the Company from time to time, but shall not be required to make any capital contributions.

10.    U.S. Tax Status. In accordance with Section 301.7701-3(a) of the U.S. federal income tax regulations, the Company shall be disregarded as an entity separate from the Member.

11.    Assignment. The Member may assign in whole or in part its limited liability company interest in the Company.

12.    Admission of Additional Members. The Member may admit additional members in its discretion.

13.    Dissolution. The Company shall dissolve and its business and affairs shall be wound up upon the written consent of the Member or the entry of a decree of judicial dissolution under § 18-802 of the Act. Upon the dissolution of the Company, the affairs of the Company shall be liquidated forthwith. The assets of the Company shall be used first to pay or provide for the payment of all of the debts of the Company, with the balance being distributed to the Member.

14.    Amendments. This Agreement may be amended, supplemented, waived or modified at any time and from time to time only by a written instrument executed by the Member.

15.    Miscellaneous. The Member shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act.

16.    Authorization.

(a)    Anthony D’Adamio is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware. Upon the filing of the Certificate with the Secretary of State of the State of Delaware, Anthony D’Adamio’s powers as an “authorized person” ceased.

(b)    Anthony D’Adamio and any other person designated by the Member, each acting individually, is hereby authorized and empowered, as an authorized person of the Company within the meaning of the Act, or otherwise (the Member hereby authorizing and ratifying any of the following actions):

(i)    to execute and deliver and/or file (in the name and on behalf of the Company) any agreement of the Company and any amendments, restatements and/or supplements thereof, the certificate of formation of the Company, any other certificates, notices, applications and other documents (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Company to qualify to do business in a jurisdiction in which the Company desires to do business; or

(ii)    to prepare or cause to be prepared, and to sign, execute and deliver and/or file (in the name and on behalf of the Company) (A) such documents, instruments, certificates and agreements as may be necessary or desirable in furtherance of the Company’s purposes, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Company, (C) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Company, and all checks, notes, drafts and other documents that may be required in connection with any such bank account or any banking facilities or services that may be utilized by the Company, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 16(a), each acting individually, shall be deemed to have been adopted by the Member or the Company, as applicable, for all purposes), and (E) any amendments, restatements and/or supplements of any of the foregoing.

The authority granted to any person in this Section 16(b) may be revoked at any time by the Member by an instrument in writing signed by the Member.

17.    Officers. The Member may delegate its authority to act on behalf of the Company and to manage the business affairs of the Company to one or more officers of the Company appointed by the Member. The Member may from time to time create offices of the Company, designate the powers that may be exercised by such office, and appoint, authorize and empower any person as an officer of the Company (“Officer”) to direct such office. The Member may remove any Officer at any time and may create, empower and appoint such other Officers of the Company as the Member may deem necessary or advisable to manage the day-to- day business affairs of the Company. To the extent delegated by the Member, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name of and on behalf of the Company. No such delegation shall cause the Member to cease to be a member. Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no person other than the Member and such Officers designated by the Member shall have any right, power, or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

18.    Exculpation; Indemnification.

(a)    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a Member, director or an Officer of the Company or is or was serving at the request of the Company as a Member, director or Officer, of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a Member, director or Officer or in any other capacity while serving as a Member, director, Officer, employee or agent, shall be indemnified by the Company to the fullest extent permitted or required by the Act and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 18(d) of this Agreement with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee pursuant to this Section 18(a) in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Member.

(b)    Right to Advancement of Expenses. The right to indemnification conferred by Section 18(a) shall include the right to advancement by the Company of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Act so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a Member, director or Officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) shall be made pursuant to this Section 18(b) only upon delivery to the Company of an undertaking (an “Undertaking’”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 18(b). An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 18(b) is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 18(a) with respect to the related Proceeding or the absence of any prior determination to the contrary.

(c)    Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Section 18(a) and Section 18(b) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a Member, director, Officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

(d)    Right of Indemnitee to Bring Suit. If a claim under Section 18(a) or Section 18(b) is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to the fullest extent permitted or required by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader reimbursements of prosecution or defense expenses than such law permitted the Company to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Company (including the Member or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Member or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Company.

(e)    Non-Exclusive of Rights. The rights to indemnification and to the Advancement of Expenses conferred in Section 18(a) and Section 18(b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, this Agreement, agreement, vote of Members or disinterested directors or otherwise. Nothing contained in this Agreement shall limit or otherwise affect any such other right or the Company’s power to confer any such other right.

(f)    Insurance. The Company may maintain insurance, at its expense, to protect itself and any Member, director, Officer, employee or agent of the Company or another company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

(g)    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

19.    Banking Matters. The Member and any Officer and any agent or employee of the Company, or other person designated by the Member or such Officer is hereby authorized and empowered (a) to (i) establish one or more domestic or international accounts (including but not limited to, depository, checking, disbursement, custodian, or investment accounts, and other accounts as deemed necessary or expeditious for business purposes of the Company) (“Accounts”), in the name of the Company with any bank, trust company, savings and loan institution, brokerage firm or other financial institution which the Member or said Officer shall from time to time designate as a depository of funds, securities or other property of the Company, for any purpose and on terms and conditions deemed appropriate by such person on behalf of the Company; and (ii) close Accounts of the Company now or hereafter established; and (b) to assign, limit or revoke any and all authority of any agent or employee of the Company, or other person designated by the Member or such Officer to (i) sign checks, drafts and orders for the payment of money drawn on the Company’s Accounts, and all notes of the Company and all acceptances and endorsements of the Company; (ii) execute or initiate electronic fund transfers; (iii) execute or initiate foreign currency exchange transactions; (iv) execute or initiate the investment of monies; and (v) initiate requests for information for any Account of the Company.

20.    Transfer of Interests. Notwithstanding anything to the contrary set forth herein, the Member shall be permitted to assign, convey, exchange, pledge, grant, hypothecate or transfer all or a portion of its membership interests, including all economic rights, voting and control rights and status rights as a member. Without limiting the foregoing, upon the sale, transfer, assignment or other disposition of all or a portion of the Member’s membership interests pursuant to a valid exercise of a remedy by any pledgee in accordance with a pledge agreement, security agreement or other collateral documentation entered into by the Member, the pledgee (or its designee) shall have the right (but not the obligation) to become a member hereunder and shall acquire all right, title and interest of the Member, whether voting, economic or otherwise and including all rights hereunder, and the Member shall be withdrawn and shall have no further right, title or interest hereunder.

21.    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

MISONIX, LLC

By: Bioventus Inc., its sole member

By:	/s/ Anthony D’Adamio
	Name:	Anthony D’Adamio
	Title:	General Counsel

BIOVENTUS INC.

By:	/s/ Anthony D’Adamio
	Name:	Anthony D’Adamio
	Title:	General Counsel

Signature Page to Misonix, LLC Limited Liability Company Agreement